Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

FUND 1 INVESTMENTS, LLC

Sale of Common Stock	(53,480)	$3.6614	01/21/2026
Purchase of Common Stock	6,900	$3.5200	01/21/2026
Purchase of Common Stock	29,480	$3.6517	01/21/2026
Sale of Common Stock	(300,000)	$3.7700	01/21/2026
Purchase of Common Stock	1,000	$3.5450	01/21/2026
Purchase of Common Stock	400,627	$3.6940	01/21/2026
Sale of Common Stock	(13,910)	$3.7033	01/21/2026
Sale of Common Stock	(18,503)	$3.5519	01/21/2026
Purchase of Common Stock	695.0000	$4.1650	01/22/2026
Sale of Common Stock	(400,000)	$4.4988	01/22/2026
Sale of Common Stock	(5,400)	$4.5133	01/22/2026
Sale of Common Stock	(109,268)	$4.4965	01/22/2026
Purchase of Common Stock	9,305	$4.0142	01/22/2026
Purchase of Common Stock	10,000	$4.2015	01/23/2026
Purchase of Common Stock	244,617	$4.2772	01/23/2026
Purchase of Common Stock	5,383	$4.1974	01/23/2026
Purchase of Common Stock	29,101	$4.2066	01/26/2026
Purchase of Common Stock	75,240	$4.2238	01/26/2026
Purchase of Common Stock	77,788	$4.1838	01/26/2026
Purchase of Common Stock	75,000	$4.2272	01/27/2026
Purchase of Common Stock	50,000	$4.2396	01/28/2026
Purchase of Common Stock	80,000	$4.0774	01/29/2026
Purchase of Common Stock	31,967	$4.0343	01/30/2026
Sale of Common Stock	(25,000)	$4.0688	02/03/2026